UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Eli Casdin as a Class I Director

On September 28, 2022, Eli Casdin tendered his resignation as a member of the board of directors (the “Board”) of Century Therapeutics, Inc. (the “Company”) and the Compensation Committee and Nominating and Corporate Governance Committee of the Board. On September 29, 2022, the Board of the Company accepted Mr. Casdin’s resignation, effective October 1, 2022 (the “Effective Date”). Mr. Casdin resigned to focus on other endeavors and not in connection with any disagreements with the Company.

Appointments of Daphne Quimi as a Class I Director and Timothy P. Walbert as a Class II Director

On September 29, 2022, pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, the Board increased the size of the Board by one, to a total of eight seats. In connection therewith, the Board appointed (i) Ms. Daphne Quimi to serve as a Class I director of the Company and as a member of the Audit Committee and Nominating and Corporate Governance Committee, and (ii) Mr. Timothy P. Walbert to serve as a Class II director and as a member of the Compensation Committee, in each case effective as of the Effective Date.

Daphne Quimi, 56, has served as the Chief Financial Officer of Amicus Therapeutics, Inc. (“Amicus”), a public biotechnology company, since January 1, 2019. Previously she served as Amicus’ Senior Vice President, Finance and Corporate Controller and has been employed with Amicus since September 2007. Prior to Amicus, Ms. Quimi served as Director of Consolidations and External Reporting at Bristol-Myers Squibb. Prior to joining Bristol-Myers Squibb, Ms. Quimi also held roles of increasing responsibility in the finance department at Johnson & Johnson. Ms. Quimi brings extensive experience in public accounting and financial reporting. Ms. Quimi received a B.S. in accountancy from Monmouth University and an M.B.A. from the Stern School of Business of New York University. She serves on the board of Amylyx Pharmaceuticals, Inc., a public biopharmaceutical company. Ms. Quimi is also a certified public accountant in New Jersey.

Timothy Walbert, 54, has served as President, Chief Executive Officer and director of Horizon Therapeutics Public Limited Company, a public biotechnology company, since June 2008 and has served as its Chairman since March 2010. From May 2007 to June 2009, Mr. Walbert served as President, Chief Executive Officer and director of IDM Pharma, Inc., a public biotechnology company that was acquired by Takeda America Holdings, Inc. in June 2009. From September 2005 to April 2007, Mr. Walbert served as Executive Vice President, Commercial Operations of NeoPharm, Inc., a public biotechnology company. From June 2001 to August 2005, Mr. Walbert served as Divisional Vice President and General Manager of Immunology, where he built and led the global development and launch of the multi-indication biologic HUMIRA, and Divisional Vice President, Global Vardiovascular strategy at Abbott, now AbbVie. From 1998 to 2001, he served as director, CELEBREX North America and arthritis team leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company. Mr. Walbert currently serves on the board of directors of the Illinois Biotechnology Innovation Organization (iBIO). Mr. Walbert is also a member of the National Organization for Rare Disorders (NORD) Advisory Board and serves on the Board of Trustees of Muhlenberg College. He previously served on the board of directors of Aurinia Pharmaceuticals Inc., a public biotechnology company from April 2020 to September 2022; Exicure, Inc., a public clinical-stage biotechnology company, from July 2019 to February 2022; Assertio Holdings, Inc., a public specialty pharmaceutical company, from May 2020 to December 2020 (and before that at Zyla Life Sciences, a public pharmaceutical company, from April 2014 until May 2020, when it was acquired by Assertio); Sucampo Pharmaceuticals, Inc., a public biopharma company, from 2015 to 2018, when it was acquired by Mallinckrodt; XOMA Corporation, a public biotechnology company, from 2011 to 2017 and Raptor Pharmaceutical Corp. (Raptor), a public biopharma company, from 2010 to 2014. Mr. Walbert received his bachelor of arts degree in business from Muhlenberg College, in Allentown, Pennsylvania.

The Board has determined that Ms. Quimi and Mr. Walbert are independent under the applicable Nasdaq listing rules. There are no arrangements or understandings between either Ms. Quimi or Mr. Walbert and any other person pursuant to which either such person was selected as a director. There are no related party transactions between the Company and either Ms. Quimi or Mr. Walbert (or any of their immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Neither Ms. Quimi nor Mr. Walbert have any family relationships with any of the Company’s directors or executive officers.

In accordance with the Company’s Non-Employee Director Compensation Policy, as set forth in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 21, 2022 (the “Director Compensation Policy”), the Company will pay each of Ms. Quimi and Mr. Walbert respective annual retainers for their service on the Board and committees thereof. In addition, as of the Effective Date, pursuant to the Director Compensation Policy, each of Ms. Quimi and Mr. Walbert were granted a 10-year, non-qualified option to purchase 39,744 shares of Company common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2021 Equity Incentive Plan (collectively the “Initial Option Grants”), with an exercise price of $9.89 per share, the closing price of the Common Stock on the Effective Date. The Initial Option Grants shall vest in equal monthly installments over thirty-six (36) months, subject to continued service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Osvaldo Flores, Ph.D.
Name:	Osvaldo Flores, Ph.D.
Title:	President and Chief Executive Officer

Date: October 3, 2022

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